UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2009

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY STATEMENT

This Current Report on Form 8-K/A amends Items 8.01 and 9.01 in the Current Report on Form 8-K filed by AbitibiBowater Inc. (the "Company") on March 19, 2009. This amended Form 8-K/A is being filed to include an exhibit that was omitted from the original Form 8-K, and to correct a number in the first paragraph of the description of the Support Agreement under Item 8.01.  Except as expressly stated herein, this Form 8-K/A does not modify or update any of the disclosures contained in the original filing to reflect any events that occurred at a later date.

Item 8.01.	Other Information.

Support Agreement

In connection with the Recapitalization, on or after March 13, 2009, the Company, ACI, ACCC and ACFLP (collectively, the "Companies") entered into a support agreement (the "Support Agreement") with certain holders of, in the aggregate, approximately 39% of the ACI Notes and, in the aggregate, approximately 11% of the Secured Notes, the latter of which represents a separate voting class of securities (each a "Consenting Noteholder").

Pursuant to the Support Agreement, each Consenting Noteholder agreed, among other things, that until June 30, 2009, such Consenting Noteholder: (i) will not solicit or enter into any transactions with respect to refinancing, recapitalizing and/or restructuring the Companies other than the Recapitalization and the Plan; and (ii) will support the Plan and the Recapitalization by, among other things (a) voting in favor of the Plan, (b) abstaining from any act that would frustrate or hinder consummation of the Plan or Recapitalization and (c) consenting to any reasonable requests by the Companies for a temporary waiver of any Identified Events of Default (as defined in the Support Agreement).

The obligations of each Consenting Noteholder under its Support Agreement shall terminate upon the earlier of: (i) the failure to file the Plan with the Court on or before May 31, 2009; (ii) the implementation of the Plan; (iii) the date any of the Companies enter into a written agreement with respect to an alternative transaction; (iv) written notice from a Consenting Noteholder to the Companies, in the event of a material breach by the Companies of any representation, warranty, covenant or other obligation provided for in the Support Agreement or any other material agreement directly relating to the Recapitalization, which breach is not cured within five days after such Consenting Noteholder has notified the Companies of its intent to terminate the Support Agreement pursuant to the termination provision of the Support Agreement; (v) the date upon which a Consenting Noteholder's Firm Commitment Agreement and/or Backstop Agreement (as defined below), if any, terminates (provided that in the case of a termination pursuant to subparagraphs (iv) and (v), the Support Agreement shall terminate only as between such Consenting Noteholder and the Companies (and, for greater certainty, all terms of the Support Agreement as between the Companies and any other Consenting Noteholder thereto shall remain in full force and effect); (vi) the commencement of a voluntary or involuntary case or proceeding by or against any of the Companies under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver or similar official of the Companies or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by any of the Companies in furtherance of any such action; and (vii) June 30, 2009.

Backstop Commitment Agreement

Also in connection with the Recapitalization, on March 14, 2009, the Company, ACI, AbitibiBowater US Holding LLC and ACCC (collectively, the "Backstop Companies") entered into a backstop commitment agreement (the "Backstop Agreement") with a new investor (the "Backstop Party"). Pursuant to the Backstop Agreement, the Backstop Party has agreed, among other things, to provide a backstop agreement for an aggregate of up to $100 million of First Lien Notes that are not otherwise subscribed for in the Concurrent Offering. In consideration for this backstop commitment, the Backstop Party will receive up to $111.1 million of First Lien Notes and up to 63.5 million Series D Warrants. The amount of the backstop commitment that is funded by the Backstop Party (the "Backstop Party Call Amount") will depend upon the extent to which ACI noteholders participate in the Concurrent Offering. The Backstop Party will receive a backstop commitment fee in an amount of $50 of First Lien Notes and 53.895 Series A Warrants, 53.895 Series B Warrants and 53.895 Series C Warrants for each $1,000 committed, which fee will be paid only in the event the Recapitalization is completed; provided, however, that ACI shall have no obligation to pay such fee in the event the Backstop Party fails to fund the Backstop Party Call Amount as and when required (unless no amount is called by ACI). The Backstop Agreement contains indemnification provisions and restrictions on use of funds and certain other conditions.

A form of Support Agreement and form of Backstop Commitment Agreement are attached as Exhibits 99.1 and 99.2, respectively, to this report and are incorporated by reference herein.

Forward-Looking Statements

Statements in this report, and the exhibits filed herewith, that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements relating to the Recapitalization, the Plan and other refinancing activities and our strategies for achieving our goals generally. Forward-looking statements may be identified by the use of forward-looking terminology such as the words "will," "could," "may," "intend," "expect," "believe," "anticipate," and other terms with similar meaning indicating possible future events or potential impact on the business or securityholders of ACI and AbitibiBowater.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management's current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, our substantial indebtedness and our ability to refinance our existing indebtedness or obtain financing or otherwise derive additional liquidity, especially in light of the current decline in the global economy and the credit crisis, the consequences of the Recapitalization to holders and the adequacy of our capital. We undertake no obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise except as provided by law.

Item 9.01.	Financial Statements and Exhibits

	(d)	Exhibits

	*	10.1	Form of Firm Commitment Agreement
	*	99.1	Form of Support Agreement
	†	99.2	Form of Backstop Commitment Agreement

	* Previously filed on March 19, 2009 with our Current Report on Form 8-K.
	† Filed herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ William G. Harvey
Dated: March 20, 2009		Name: William G. Harvey
Title: Senior Vice-President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

* 10.1	Form of Firm Commitment Agreement
* 99.1	Form of Support Agreement
† 99.2	Form of Backstop Commitment Agreement

* Previously filed on March 19, 2009 with our Current Report on Form 8-K.
† Filed herewith.